Exhibit 99.1

Mr. Key Ramsey, -CEO Knobias, Inc. 875 NorthPark Drive
Suite 500
Ridgelend, MS  39157


I am resigning from the Knobias, Inc. Board of Directors of the Corporation, effective September 2, 2005. My expectation, on accepting this appointment, to review and provide my opinion on general business matters has not happened to the level that I hoped to be able to contribute. Given my minimal impact thus far and with the Board focus being in areas outside my expertise, I believe it is our best interests that I resign. I wish Knobias well in all future endeavors.

Respectfully yours,

/s/ Kevin T. Crow

Electronically sent to:

kramsey@knobias.com